Exhibit 99.1


                    INTERSTAR MILLENIUM SERIES 2002-1G TRUST

    Quarterly Noteholders Report Related to the October 7, 2004 Distribution

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Aggregate principal amount of each class of notes as     A2 Notes:              USD $573,539,900.00
at the first day after the payment date occurring
during the collection period                                                    AUD $980,668,100.00
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Aggregate amount of interest payable on each class of    A2 Notes:              USD   $2,608,969.28
notes on the payment date
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Aggregate of principal payments to be made in respect    A2 Notes:              USD  $37,943,000.00
to each class of notes on payment date being 7th
July 2004
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Income for the collection period                         AUD  $20,670,425.87
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The Mortgage Principal Repayments for the Collection
Period                                                   AUD  $94,231,003.00
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Expenses of the trust for the period                     AUD  $17,632,326.86
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Aggregate of all redraws on the housing loans made
during the collection period                             AUD  $26,232,870.00
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Interest rates (US all in) applicable for period
ending 29th December 2004                                A2 Notes:               2.22000%
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The Scheduled and Unscheduled payments of principal      Scheduled              AUD     $2,025,857.00
during the Collection period                             Unscheduled            AUD    $92,205,146.00
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Aggregate of outstanding balances of housing loans as
at last day of collection period                         29 September 2004:     AUD $1,077,666,135.10
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Delinquency and Loss statistics with respect to the      Loss:                  Nil
housing loans as at the last day of the collection       Delinquency:           0-29           1.72%
period                                                                          30-59          0.38%
                                                                                60+            0.75%
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